Exhibit (a)(5)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-280666) of The Gabelli Global Small & Mid Cap Value Trust of our report dated February 27, 2026, relating to the financial statements and financial highlights, which appears in this Form N-CSR.

/s/ PricewaterhouseCoopers LLP

New York, New York

March 9, 2026